Exhibit 10.16

TRI-TECH HOLDING INC.

2011 SHARE INCENTIVE PLAN

1.           NAME.

The name of the Plan is the “TRI-TECH HOLDING INC. 2011 SHARE INCENTIVE PLAN.”

2.           PURPOSE.

The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose presence and potential contributions are important to the success of the Company and its Subsidiaries (if any), by offering them an opportunity to participate in the Company’s future performance through awards of ISOs, NQSOs and Share Awards. Capitalized terms are defined in Section 3.

3.           DEFINITIONS.  As used in the Plan, the following terms shall have the following meanings:

“AWARD” means any award under the Plan, including any Option or Share Award.

“AWARD AGREEMENT” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“BOARD” means the Board of Directors of the Company.

“CAUSE” means (i) if the Participant is a party to an employment or similar agreement with the Company or a Subsidiary which agreement defines “Cause” (or a similar term) therein, “Cause” shall have the same meaning as provided for in such agreement, or (ii) for a Participant who is not a party to such an agreement, “Cause” shall mean termination by the Company or a Subsidiary of the employment (or other service relationship) of the Participant by reason of the Participant’s (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the Participant’s duties, (C) involvement in a transaction which is materially adverse to the Company or a Subsidiary, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), or (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.

“CODE” means the Internal Revenue Code of 1986, as amended.

“COMMITTEE” means the Compensation Committee of the Board.

“SHARE(S)” means the Company’s ordinary shares, par value $.001 per share.

“COMPANY” means TRI-TECH HOLDING INC.

“DISABILITY” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

“EXERCISE AGREEMENT” means a share option exercise agreement in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws.

“EXERCISE PRICE” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“FAIR MARKET VALUE” means, as of any date, the value of a Share determined as follows:

(a)           if the Shares are publicly traded and listed on a national securities exchange, the closing price on the date of determination on the principal national securities exchange on which the Shares are listed or admitted to trading as reported in The Wall Street Journal;

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(b)           if the Shares are quoted on any of the NASDAQ Markets, the closing price on the NASDAQ Market on the date of determination as reported in The Wall Street Journal;

(c)           if the Shares are publicly traded but are not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination (or if there are not bid and closing prices on the date of termination on the date next preceding the determination date for which there are bid and closing prices), as reported in The Wall Street Journal; or

(d)	if none of the foregoing is applicable, by the Committee in good faith.

“FINRA DEALER” means a broker-dealer that is a member of the Financial Industry Regulatory Authority.

“INSIDER” means an officer, director or 5% shareholder of the Company.

“ISO” means an award of an incentive stock option to purchase Shares within the meaning of the Code.

“NQSO” means an award of a nonqualified incentive stock option to purchase Shares within the meaning of the Code.

“OPTION” means an Award of either an ISO or a NQSO pursuant to Section 7.

“PARTICIPANT” means a person who receives an Award under the Plan.

“PERFORMANCE FACTORS” means the factors selected by the Committee, in its sole and absolute discretion, to determine whether the performance goals applicable to Awards, if any, have been satisfied.

“PERFORMANCE PERIOD” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for purposes of Share Awards.

“PLAN” means this Tri-Tech Holding Inc. 2011 Share Incentive Plan, as amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“SECURITIES ACT” means the Securities Act of 1933, as amended.

“SHARE AWARD” means an Award of Shares pursuant to Section 8.

“SUBSIDIARY” means any entity whose voting stock is more than 50% controlled by the Company.

“TEN PERCENT SHAREHOLDER” means a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary.

“TERMINATION” or “TERMINATED” means, for purposes of the Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Subsidiary. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Company or Subsidiary, as applicable, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to a formal policy adopted from time to time by the Company or a Subsidiary, as applicable, and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary, as applicable, as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement.  The Committee shall have sole discretion to determine whether a Participant has ceased to provide services for the Company or a Subsidiary, and the Termination Date.

“TERMINATION DATE” means the effective date on which the Participant ceased to provide services for the Company or a Subsidiary.

4.           SHARES SUBJECT TO THE PLAN.

4.1           Number of Shares Available. Subject to Sections 4.2 and 18, the total aggregate number of Shares initially reserved and available for grant and issuance pursuant to the Plan shall be Seven Hundred and Fifty Thousand (750,000) Shares and shall include Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but forfeited or repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under the Plan and all other outstanding but unvested Awards granted under the Plan.

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4.2           Adjustment of Shares. In the event that the number of outstanding Shares shall change on account of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under the Plan, (b) the per Share Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards shall be proportionately adjusted by the Board, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or shall be rounded up to the nearest whole Share, as determined by the Committee, in its sole and absolute discretion.

5.           ELIGIBILITY.

ISOs may be granted solely to employees (including officers and directors who are also employees) of the Company or a Subsidiary.  NQSOs may be granted solely to employees, officers, nonemployee directors, consultants, independent contractors and advisors of or to the Company or a Subsidiary.  Share Awards may be granted to employees, officers, nonemployee directors, consultants, independent contractors and advisors of or to the Company or a Subsidiary. A person may be granted more than one Award under the Plan.

6.           ADMINISTRATION.

6.1           Committee Authority. The Plan shall be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan. Without limitation, the Committee shall have the authority to:

6.1.1	construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

6.1.2	prescribe, amend and rescind rules and regulations relating to the Plan or any Award;

6.1.3	select persons to receive Awards from those eligible pursuant to Section 5;

6.1.4	determine the forms and terms of Awards;

6.1.5	determine the number of Shares or other consideration subject to Awards;

6.1.6	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or a Subsidiary;

6.1.7	grant waivers of Plan or Award conditions;

6.1.8	determine the vesting, exercisability and payment requirements and terms under Awards;

6.1.9	correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

6.1.10	determine whether an Award has been earned; and

6.1.11	make all other determinations necessary or advisable for the administration of the Plan.

6.2           Committee Discretion. Any determination made by the Committee with respect to any Award shall be made at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and on all persons having an interest in any Award under the Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under the Plan to Participants who are not Insiders.

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7.           OPTIONS.

The Committee may grant Options to eligible persons (pursuant to the requirements of Section 5) and shall determine whether such Options shall be ISOs or NQSOs, the number of Shares subject to the Option, the per Share Exercise Price under the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

7.1           Form of Option Grant. Each Option granted under the Plan shall be evidenced by an Award Agreement which shall expressly identify the Option as an ISO or an NQSO, and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan.

7.2           Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant and sets all the material terms of such Option, unless otherwise specified by the Committee. The Award Agreement and a copy of the Plan shall be delivered to the Participant within a reasonable time after the granting of the Option, and shall be dated as of the Option grant date.

7.3           Exercise Period. Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Award Agreement governing such Option; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines; provided, however, that in all events a Participant shall be entitled to exercise an Option at the rate of at least twenty percent (20%) per year over five (5) years from the date of grant, subject to reasonable conditions such as continued employment or service; and provided further that an Option granted to a Participant who is an officer, director or consultant may become fully exercisable, subject to reasonable conditions such as continued employment or service, at any time or during any period established by the Company.

7.4           Exercise Price. The per Share Exercise Price under an Option shall be determined by the Committee when the Option is granted; provided that the per Share Exercise Price under an ISO may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the ISO; provided further that the per Share Exercise Price under an ISO, which is granted to a Ten Percent Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant of the ISO. Payment for the Shares purchased pursuant to the exercise of an Option shall be made in accordance with Section 9.

7.5           Method of Exercise. Options may be exercised only by delivery to the Company of a written Exercise Agreement, together with payment in full of the Exercise Price for the number of Shares for which the Option is being exercised.

7.6           Termination. Notwithstanding the exercise periods set forth in the Award Agreement, exercise of an Option shall always be subject to the following:

7.6.1	If the Participant’s service is Terminated for any reason other than the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date resulting in the Option, if it was intended at grant to be an ISO, thereupon converting automatically to an NQSO).

7.6.2	If the Participant’s service is Terminated because of the Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s successor legal representative) no later than twelve (12) months after the Termination Date (or such longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond twelve (12) months after the Termination Date, resulting in the Option, if it was intended at grant to be an ISO, thereupon converting automatically to an NQSO).

7.6.3	Notwithstanding the provisions in Section 7.6.1, if the Participant’s service for the Company or a Subsidiary is Terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise the Option with respect to any Shares whatsoever, after Termination, regardless of whether or not after Termination the Participant may receive payment from the Company or a Subsidiary for vacation pay, for services rendered prior to Termination, for services rendered for the day on which Termination occurs, for salary in lieu of notice, or for any other benefits. For the purpose of this Section 7.6.3, Termination shall be deemed to occur on the date when the Company or Subsidiary dispatches notice or advises the Participant that his service is Terminated.

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7.7           Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number shall not prevent the Participant from exercising the Option for the full number of Shares for which it is then exercisable.

7.8           Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which an Option that is intended to be an ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive share option plan of the Company or a Subsidiary) shall not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which an Option that is intended to be an ISO are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), then the portion of the Option for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year shall continue to be an ISO, and the portion of the Option for the amount in excess of One Hundred Thousand Dollars ($100,000) that first becomes exercisable in that calendar year shall thereupon convert automatically to an NQSO. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment with the intent of being ISOs.

7.9           Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefore; provided that any such action may not, without the written consent of the applicable Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding Option that is intended to be an ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with the requirements of Section 424(h) of the Code.

8.           SHARE AWARDS.

8.1           Awards of Shares. A Share Award is an award of Shares for services rendered to the Company or a Subsidiary. A Share Award shall be awarded pursuant to an Award Agreement that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. The Committee will determine to whom a Share Award will be made, the number of Shares the person will be awarded, the transfer restrictions, if any, to which the Shares shall be subject, and any and all other terms and conditions of the Share Award. Share Awards may vary from Participant to Participant and between groups of Participants, and may be based upon the achievements or performance of the Company or a Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

8.2           Terms of Share Awards. The Committee shall determine the number of Shares to be awarded to the Participant. If the Share Award is being earned upon the satisfaction of performance goals pursuant to a Award Agreement, then the Committee shall: (a) determine the nature, length and starting date of any Performance Period for each Share Award; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Share Award, the Committee shall determine the extent to which such Share Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Share Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as shall be determined by the Committee. The Committee may adjust the performance goals applicable to the Share Awards to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

9.           PAYMENT FOR SHARE PURCHASES. Payment for Shares purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

9.1           by cancellation of indebtedness of the Company to the Participant;

9.2           by surrender of shares that either: (1) have been owned by the Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by the Participant in the public market;

9.3           by waiver of compensation due or accrued to the Participant for services rendered;

9.4           with respect solely to purchases upon exercise of an Option, and provided that a public market for the Shares exists:

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9.4.1	through a “same day sale” commitment from the Participant and a broker-dealer that is a FINRA Dealer whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

9.4.2	through a “margin” commitment from the Participant and a FINRA Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

9.4.3	through a cashless exercise, whereby the number of shares to be issued upon exercise of the Option shall be reduced by that number of shares having an aggregate Fair Market Value equal to the exercise price as of the date of exercise; or

9.4.4	by any combination of the foregoing.

10.           WITHHOLDING TAXES.

10.1           Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy any applicable federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever under the Plan payments in satisfaction of Awards are to be made in cash, such payments shall be net of an amount sufficient to satisfy any applicable federal, state, and local withholding tax requirements.

10.2           Share Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued pursuant to the Award  that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with the requirements established by the Committee and shall be in writing in a form acceptable to the Committee.

11.           PRIVILEGES OF SHARE OWNERSHIP.

No Participant shall have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant shall be a shareholder and shall have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted in any way, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company shall be subject to the same transfer restrictions..

12.           NON-TRANSFERABILITY OF AWARDS.

12.1           Awards of Shares granted under the Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution. Awards of Options granted under the Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor, or by gift to a member of the Participant’s “immediate family,” as that term is defined in 17 C.F.R. 240.16a-l(e). During the lifetime of the Participant an Award shall be exercisable solely by the Participant. During the lifetime of the Participant, any elections with respect to an Award may be made only by the Participant unless otherwise determined by the Committee and set forth in the Award Agreement.

12.2           The restrictions under this Section 12 shall cease to apply to Shares received as part of a Share Award under the Plan at the time ownership of such Shares vests in the recipient of the Award. Similarly, said restrictions shall not apply to Shares received upon the exercise of vested Options.

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13.           CERTIFICATES.

All certificates for Shares or other securities delivered under the Plan shall be subject to such stop transfer orders, legends and other restrictions as the Committee shall deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14.           ESCROW; PLEDGE OF SHARES.

To enforce any transfer restrictions in connection with a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such transfer restrictions have lapsed or terminated, and the Committee shall cause a legend or legends referencing such transfer restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan shall be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company shall have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of Shares, a Participant shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve. The Shares purchased with the promissory note shall be proportionately released from the pledge on a pro rata basis as the payments under the promissory note are made.

15.           EXCHANGE OF AWARDS.

The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards.

16.           SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

An Award shall not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

17.           NO OBLIGATION TO EMPLOY OR CONTINUE SERVICE.

Nothing in the Plan or any Award granted under the Plan will confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Subsidiary, or limit in any way the right of the Company or any Subsidiary to terminate a Participant’s employment, service or other relationship at any time, with or without Cause.

18.           CORPORATE TRANSACTIONS.

18.1           Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned Subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative share holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than fifty percent (50%) of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the awards). The successor corporation may also issue, in place of outstanding Shares held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Section 18.1, such Awards shall expire on such transaction at such time and on such conditions as the Committee shall determine. Notwithstanding anything in the Plan to the contrary, the Committee may provide that the vesting of any or all Awards granted pursuant to the Plan will accelerate upon a transaction described in this Section 18. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

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18.2           Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any then outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

19.           ADOPTION AND EFFECTIVE DATE.

This 2011 Share Incentive Plan is effective as of September 23, 2011, the date it was adopted by the Board.

20.           SHAREHOLDER APPROVAL.

The Plan shall be approved by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Company.

21.           AMENDMENT OR TERMINATION OF PLAN.

The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan; provided, however, that the Board shall not, without the approval of the shareholders of the Company, amend the Plan in any manner that requires such shareholder approval under the Code, if applicable, or by any stock exchange or market on which the Shares are listed for trading.  Notwithstanding the foregoing, no amendment or termination of the Plan shall adversely affect any Participant’s entitlements to a previously granted Award, unless the Participant consents thereto in writing.

22.           NONEXCLUSIVITY OF PLAN.

None of the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of share options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.           ACTION BY COMMITTEE.

Any action permitted or required to be taken by the Committee or any decision or determination permitted or required to be made by the Committee pursuant to the Plan shall be taken or made in the Committee’s sole and absolute discretion.

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